Exhibit 16  LETTER FROM FORMER CPA

February 17, 2005

United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W., Mail Stop 4-5
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01 of Form 8-KA dated February 17, 2005 of Mill Creek Research, Inc. and are in agreement with the statements contained in Item 4.01 on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,
Banker & Co.

/s/ Jitendra Shantikumar Banker
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Jitendra Shantikumar Banker, C.P.A.
(License No. 01696129)
Certified Public Accountant
Costa Mesa, California